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                            EXHIBIT 24

                        POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Paul R. Kuhn and Robert M. Garneau and each of them as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Kaman Corporation or otherwise) the Annual Report on Form 10-K of Kaman Corporation respecting its fiscal year ended December 31, 2003 and any and all amendments thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

    IN WITNESS WHEREOF, the undersigned have executed this instrument this 17 day of February, 2004.




Brian E. Barents                  Eileen S.  Kraus
E. Reeves Callaway, III           Paul R. Kuhn
John A. DiBiaggio                 Walter H. Monteith, Jr.
Edwin A. Huston                   Wanda L. Rogers
C. William Kaman, II              Richard J. Swift

























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